                                                                     Exhibit 3.7

                                 (TRANSLATION)

This Document certifies only the particulars      The true and complete certification must
the company has registered for legal effect.      carry a serial number, bear the full
Facts relating to actual standing should be       signature of the Registrar and have the
sought elsewhere                                  seal of the Registration Office affixed

                                    (GARUDA)

No.  08781                                        PARTNERSHIPS AND COMPANIES
                                                  REGISTRATION OFFICE
                                                  Bangkok Metropolis
                                                  --------------------------

                             CERTIFICATION DOCUMENT
                             ----------------------

     This is to certify that this has been registered under the Civil and Commercial Code as a juristic person, being classified as a limited company, Registration No. 155/2534 on the 7th day of January B.E. 2534 and that the following information appears in the documents registration records on the day of issuance hereof:

1.   Name of the company* "Thai Romo Limited".

2.   The Company has  4  directors whose names are here listed:

     (1)  Mr. Patrick Richard Rutherford     (2)  Mr. John A. Moran
        -------------------------------------   ----------------------------
     (3)  Mr. David F. Chavenson             (4)  Mr. Michael Douglas McCoy
        -------------------------------------   ----------------------------
     (5)                                     (6)
        -------------------------------------   ----------------------------
     (7)                                     (8)
        -------------------------------------   ----------------------------
     (9)                                     (10)
        -------------------------------------   ----------------------------
     (11)                                    (12)
        -------------------------------------   ----------------------------
     (13)                                    (14)
        -------------------------------------   ----------------------------
     (15)                                    (16)
        -------------------------------------   ----------------------------

3. Number and names of the directors who are authorized to sign to bind the Company are as follows:

     Either Mr. Patrick Richard Rutherford or Mr. Michael Douglas McCoy signs together with the Company's seal affixed; or Mr. John A. Moran jointly sign with Mr. David F. Chavenson to be two persons together with the Company's seal affixed.

4.   The registered capital is fixed at Baht  106,531,700

5.   The address of the head office is   54 B.B. Building, 19th Floor, Asoke
     Road(Sukhumvit 21). Khwaeng Khlong Toev, Khet Khlong Toev, Bangkok Metropolis.

6. The objects of the Company comprise 11 items and are as appears in the document attached hereto in 2 shee(s) which bears the signature of the Registrar who certified the document and are affixed with the seal of the Partnerships and Companies Registration Office.


                                  Issued on this day the 4 November B.E. 2539




                                                 /s/ MR. CHAI NITIWATTANA
                                             --------------------------------
                                             (     Mr. Chai Nitiwattana     )
                                             --------------------------------
                                                       The Registrar

                             The Objects in Detail

                                       of

                               Thai Romo Limited



     The objects of this Partnership/Company are 11 in number, as follows:

GENERAL OBJECTS

(1) To carry on the businesses of exploring and drilling for liquefied and gaseous hydrocarbons and all kinds of petroleum oil and conduct research, alter, produce, keep, buy, transport, extract, make, liquefy, find markets, dispose of and sell all kinds of the said materials; and take all or any minerals and combine, modify and mix them, and manufacture products and all or some by-products that may be derived from the said materials or any part of the said minerals.

(2) To carry on the business of trading in liquefied and gaseous hydrocarbons and all kinds of petroleum oil as well as the by-products derived from the objects in (1), either by the Company itself or through branches or representative offices in or outside the Kingdom.

(3) To import machinery, tools and equipment for use in the production of the products in item (1).

(4) To become a partner with limited liability in a limited partnership or shareholder in any limited company either in the country or abroad for the benefit of the Company, irrespective of whether the partnership or company has similar objects to the Company or not.

(5) To purchase, rent, let, sell with right of redemption, exchange, mortgage, pledge or acquire by any other means machinery, real estate and other immovable and movable property for use in the activities of the Company without commercial purposes.

(6) To borrow money, lend money, give commercial credit, accept debts to benefit operations in pursuit of the objects of the Company.

(7) To set up branches or representative offices either in or outside the Kingdom.

(8) To contact public bodies and officials to acquire or dispose of privileges, agreements, rights, titles, permits, rights over trade marks, industrial property, copyrights, patents, concessions or any special rights that are necessary for the operation of the Company.

(9) To file applications, hold permits and any registrations necessary or beneficial to the activities of the Company.

(10) To guarantee natural persons or juristic persons to the inclusion of guarantee of persons involved with the activities of the Company or the operations of the Company under the laws on immigration, taxation, customs, labour and other laws without commercial purposes.

(11) The Company is entitled to issue shares at a price higher than par value.

                                (Translation)

                           MEMORANDUM OF ASSOCIATION

                                       OF

                               THAI ROMO LIMITED
                                  (Amendment)

                            ------------------------


     By virtue of the special resolutions of the Extraordinary Shareholders' Meeting No. 3/2539, dated May 9, 1996 and the Extraordinary Shareholders' Meeting No. 5/2539, dated May 24, 1996, Clause 5. of the memorandum of Association is amended as follows:

     Clause 5.      The capital of the Company is fixed at the sum of Baht One
                    Hundred and Six Million Five Hundred and Thirty-One
                    Thousand and Seven Hundred (106,531,700), divided into One
                    Million Sixty-Five Thousand Three Hundred and Seventeen shares (1,065,317) with a par value of Baht One Hundred
                    (100) each.

     Certified true and correct contents according to the resolutions of the aforesaid meetings.




                           /s/ MICHAEL DOUGLAS MCCOY
                          ---------------------------
                          (Mr. Michael Douglas McCoy)
                                    Director

    ----------------------------------------------------------------------


                                    (GARUDA)

     Serial No. 29673

                         Total 1 page

          This is to certify that this photocopy is consistent with the original document which the Partnerships and Companies Registration Office, Bangkok Metropolis, receive on 11th June B.E. 2539


          Issued on 13th June B.E. 2539


                              -seal and signature-

                      (    Mr. Chaiya Supreeyawanchai    )
                                 The Registrar




    ----------------------------------------------------------------------

                                 (TRANSLATION)

                            ARTICLES OF ASSOCIATION
                                       OF
                               THAI ROMO LIMITED
                                  (Amendment)
                                 --------------

         By virtue of the special resolutions of the Extraordinary Shareholders' Meeting No. 7/2539, dated June 2, 1996 and the Extraordinary Shareholders' Meeting No. 8/2539, dated June 19, 1996; Clause 43. of the Articles of Association be amended as follows:

         Clause 43.        The Company shall be automatically dissolved, unless
                           the Company is continued by the consent of not less than a majority in interest of the remaining shareholders of the Company, upon the first to occur of any of the following causes:

                           (1) Rutherford-Moran Exploration Company or Thai Romo Holdings ceasing, for any reason, to be a shareholder of the Company;

                           (2)      The bankruptcy of any shareholder.

         Certified true and correct contents according to the resolution of the aforesaid meetings.


                          (Mr. Michael Douglas McCoy)
                                    Director

                                    (GARUDA)

Serial No. 32893

                                             Total 1 page

         This is to certify that this photocopy is consistent with the original document which the Partnerships and Companies Registration Office, Bangkok Metropolis, receive on 26th June B.E. 2539.

                         Issued on 28th June B.E. 2539

                              -seal and signature-

                         ( Mr. Chaiya Supreeyawanchai )
                                 The Registrar

                                 (Translation)

                            ARTICLES OF ASSOCIATION
                                       OF
                                THAI ROMO LIMITED

                                  (Amendment)


     By virtue of the special resolution of the Extraordinary Shareholders' Meeting No. 1/2536, dated October 1, 1993 and the Extraordinary Shareholders' Meeting No. 2/2536, dated October 19, 1993, every clause of the Articles of Association of the Company is amended as follows:


                                   CHAPTER I

                                    General


1. These regulations shall be called the Articles of Association of THAI ROMO LIMITED.

2.   Unless otherwise specified "Company" shall mean THAI ROMO LIMITED.

3. Unless otherwise stipulated in these Articles the provisions in the Civil and Commercial Code regarding limited companies shall apply.

4. Any addition or amendment to these Articles or Memorandum of Association of the Company shall require the passing of a special resolution by the general meetings of shareholders.


                                   CHAPTER II

                            Shares and Shareholders


5. The shares of the Company shall consist solely of ordinary shares entered in name certificates. Except as provided herein, all shares in the Company shall have identical rights attached to each of them.

6. Each share certificate issued by the Company shall bear the following statement upon its face. "Transfer or sale of shares represented by this share certificate is subject to the restrictions contained in the Articles of Association of the Company".

7.   The Company shall not own its own shares nor take them in pledge.

8. The Company shall provide a shares register book which shall be kept by the Company under the control of the Board of Directors, and in which shall be entered the particulars of the transfer or alteration of every share.

9. No Shareholder may transfer any shares without the unanimous consent of all shareholders.

10. A fee, as the Board of Directors may from time to time determine, in accordance with law, may be charged for issue of share certificates and registration of transfers.

11. The Company may close the registration of share transfer during the fourteen days immediately preceding Annual General Meeting.

12. In the case when a shareholder dies, the person who becomes entitled to the shares upon delivering proper evidence to the Company shall be registered as a shareholder of the Company.


                                  CHAPTER III

                                General Meetings

13. A general meeting of shareholder shall be held within six months of the date of registration of the Company and a general meeting shall subsequently be held once at least in every twelve months. Such general meetings are called "Annual General Meetings", and all other general meetings are called "Extraordinary General Meetings". Subject to the foregoing, the Board of Directors may summon general meetings whenever it thinks fit.

14. At least seven days notice prior to every general meeting shall be given to all shareholders whose names appear in the shares register book.
     Notices to shareholders in Thailand shall be given by post and notices to shareholders abroad shall be immediately sent by registered airmail or cable or telex or facsimile in which three latter cases a letter confirming the notice in writing shall be sent to the shareholders. The notice shall specify the place, the day and the hour of the meeting, and the nature of the business to be transacted thereat.

15.  Annual General Meetings shall be summoned for the purpose of:

     (1) Reviewing the report of the Board of Directors covering work done during the previous period and suggestions as to the future courses of action;

     (2) Considering the balance sheet and profit and loss account of the preceding fiscal year and approving the same;

     (3) Reviewing directors' remuneration, declaration of dividends, and the appropriation of amounts as reserve fund;

     (4) Election of new directors in place of those who must retire on the expiration of their terms;

     (5)  Appointment of an auditor and fixing his remuneration; and

     (6)  Other business.

16. At every general meeting, a quorum shall consist of shareholders or their proxies representing not less than one-fourth of all shares issued by the Company.

17. In casting votes at a general meeting, each shareholder shall have one vote for each share of which he is the holder. All ordinary resolutions shall be required to be passed by a majority of the votes.

18. Decisions for the following matters shall be made by special resolution only, which shall require affirmative votes at a general meeting of shareholders by a majority of not less than three-fourths of the votes and at a subsequent general meeting affirmative votes by a majority of not less than two-thirds of the votes:

     (1)  To amend the Memorandum or Articles of Association;
     (2)  To increase or reduce the registered capital;

     (3)  To dissolve the Company;
     (4)  To amalgamate with another company; and
     (5) To allot new shares as fully or partly paid up otherwise than in money.

19. Any shareholder may vote by proxy, provided the power given to the proxy is in writing. The instrument appointing a proxy shall be dated and signed by the shareholder and shall contain the following particulars:

     (1)  The number of shares held by the shareholder;
     (2)  The full name and address of the proxy; and
     (3) The meeting or meetings or the period for which the proxy is appointed.

     If a proxy proposes to vote at a meeting, the instrument of appointment of the proxy must be deposited with the Chairman at or before the commencement of that meeting.

20. Only shareholders duly registered and having paid all sums for the time being due and payable to the Company in respect of their shares, shall be entitled to vote on any question either personally or by proxy at any general meeting.

21. The chairman of the Board of Directors shall preside at every general meeting. If there is no such chairman, or if he is not present within fifteen minutes after the time appointed for holding the meeting, the shareholders present may elect one of the other directors to be chairman. The chairman shall not have a casting vote.

22. The chairman may adjourn a general meeting with the consent of the meeting but in the succeeding meeting no other business may be discussed except that pending from the previous meeting.


                                   CHAPTER IV

                             Directors and Auditors


23. A Board of Directors shall be elected by the general meeting to carry out the Company's business under the control of the general meeting of shareholders and subject to these Articles of Association.

     A director need not be a shareholder in the Company.

     A director shall not be personally liable for any act or omission except those involving fraud or willful wrongdoing.

24. At the first General Meeting after the registration of the Company and at the first Annual General Meeting in every subsequent year one-third of the directors, or, if their number is not a multiple of three, then the number nearest to one-third must retire from office. A retiring director is eligible for re-election.

25. The chairman of the Board of Directors shall preside at every directors' meeting. If the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the directors present may elect one of their members to be chairman. The chairman of the Board of Directors shall not have a second or casting vote.

26. Any vacancy among the members of the Board of Directors occurring otherwise than by rotation under Article 24 may be filled by the Board of Directors. Any person so appointed shall retain office only during such time as the director whom he replaced would have been entitled to retain the same.

27. Meetings of the Board of Directors shall be held at such times and places as may be determined by the chairman or the Managing Director.

28. At all meetings of the Board of Directors a quorum shall consist of more than half of the numbers of directors. A proxy appointed under Article 29 shall be counted in determining the presence of a quorum in the absence of the directors in whose place he acts. All actions, appointments and decisions of the Board of Directors shall require the affirmative vote of a simple majority of the directors present, in person or by proxy, at a meeting.

     The Board of Directors may adopt a resolution without holding a meeting if all directors approve the action by placing their signatures on the original copy of the resolution. Any such resolution shall be binding on the Company only after all of the directors have signed the resolution. The duly signed resolution shall be delivered to the chairman and placed in the minutes book of the Company.

29. Any director may be present at a meeting of directors and vote by proxy, provided the power given to such proxy is in writing. Instruments appointing proxies shall be in such form and shall be executed in such manner as the Board of Directors may from time to time determine or in particular cases accept.

30. The Board of Directors may appoint one of the directors the Managing Director of the Company and may entrust to and confer upon him any of the powers exercisable by the Board of Directors upon such terms and conditions and with such restrictions as the Board of Directors thinks expedient and may from time to time revoke, withdraw, alter or vary all or any such powers.

31. The Board of Directors may appoint other persons to carry out the Company's business under the Board of Directors' supervision or may duly execute a power of attorney entrust to and conferring upon such other persons such powers as they think fit and for such time as they think expedient and the may confer such powers collaterally with or to the exclusion of or in substitution for all or any powers of the Board of Directors in that behalf and may from time to time revoke, withdraw, alter or vary any such powers.

32. An auditor shall be appointed at every Annual General Meeting on the nomination of the Board of Directors and remuneration of the auditor shall be fixed every year.


                                   CHAPTER V

                               Books and Accounts


33. The Company's books and accounts shall be kept in English with Thai translation, and shall be maintained according to international accounting practices and procedures generally acceptable in Thailand.

34.  The Board of Directors shall cause true and complete accounts to be kept:

     (1) of the sums received and expended by the Company and of the matters in respect of which each receipt or expenditure takes place; and
     (2)  of the assets and liabilities of the Company.

35. The Board of Directors shall cause a balance sheet to be made at least once in every twelve months, as of the end of the fiscal year of the Company. The balance sheet must contain a summary of the assets and liabilities of the Company and a profit and loss account for the fiscal year of the Company.

36. The Board of Directors shall have the balance sheet and profit and loss account examined by the Company's auditor and submitted to a general meeting for adoption within four months from the end of the fiscal year. A copy of the balance sheet must be sent to every person entered in the register of shareholders at least three days before the general meeting.

37. The Board of Directors shall cause minutes of all proceedings and resolutions of all meetings of shareholders and directors to be recorded and duly entered in the minutes book which shall be kept at the registered office of the Company. Any such minutes signed by the chairman of the meeting or of the succeeding meeting, are presumed correct evidence of the matters therein contained, and all resolutions and proceedings of which minutes have been so made are presumed to have been duly passed.

                                   CHAPTER VI

                             Dividends and Reserves

38. The Company must appropriate to a reserve fund, at each distribution of dividends, at least one-twentieth of the profits, until the reserve fund reaches one-tenth of the capital of the Company.

39. No dividend may be declared except by a resolution passed in a general meeting.

     Notice of any dividend that may have been declares shall be given by letter to each shareholder whose name appears on the shares register book.

     The Board of Directors may from time to time pay to the shareholders such interim dividends as appear to the Board of Directors to be justified by the profits of the Company.

     If the Company has incurred losses, no dividend may be paid unless such losses have been made good.

                                  CHAPTER VII

                              Increase in Capital

40. The Company may by special resolution, increase its capital by the issue of new shares.

41. All new shares must be offered to the shareholders in proportion to the shares held by them.

42. No new shares of the Company may be allotted as fully or partly paid up otherwise than in money, unless otherwise provided for by special resolution of the shareholders.

                                  CHAPTER VIII

                                  Dissolution

43.  The Company shall be automatically dissolved upon the following causes:

     1.   The bankruptcy of any shareholders; or

     2.   The share transfer of any shareholders to the third party.



                                             /s/ MICHAEL DOUGLAS MCCOY
                                             -------------------------------
              [SEAL]                             Mr. Michael Douglas McCoy
                                                       Director

                                    (GARUDA)

Serial No. 53074

                                             Total 9 page(s)

         This is to certify that this photocopy is consistent with the original document which the Partnerships and Companies Registration Office, Samutprakarn Province, receive on 3 November 1993.

                         Issued on 2 November 1995

                              -seal and signature-

                         (Miss Sumalee Chinapratim)
                                 The Registrar

                                 (Translation)

                            ARTICLES OF ASSOCIATION
                                       OF
                               THAI ROMO LIMITED
                                  (Amendment)

                                ----------------

         By virtue of the special resolutions of the Extraordinary Shareholders' Meeting No. 4/2539, dated May 10, 1996 and the Extraordinary Shareholders' Meeting No. 6/2539, dated May 27, 1996, Clause 43. of the Articles of Association are amended as follows:

         Clause 9.         No shareholder may transfer a share of the Company to
                           anyone who is not already a shareholder in the Company. Notwithstanding the previous sentence, a transfer of the shares of the Company to any person which results from or forms part of an enforcement of any pledge of the shares of the Company is permitted and shall, upon receiving written notice from the relevant transferee, be registered by the Company in its share register book.

         Clause 43.        The Company shall be automatically dissolved upon the
                           first to occur of any of the following causes:

                          (1) Rutherford-Moran Exploration Company or Thai Romo Holdings ceasing, for any reason, to be a shareholder of the Company;

                          (2)      The bankruptcy of any shareholder.

         Certified true and correct contents according to the resolutions of the aforesaid meetings.


                           /s/ MICHAEL DOUGLAS MCCOY
                          ---------------------------
                          (Mr. Michael Douglas McCoy)
                                    Director

                                    (GARUDA)

Serial No. 29674

                                                                    Total 1 page

         This is to certify that this photocopy is consistent with the original document which the Partnerships and Companies Registration Office, Bangkok Metropolis, receive on 11th June B.E. 2539.

                         Issued on 13th June B.E. 2539

                              -seal and signature-

                         ( Mr. Chaiya Supreeyawanchai )
                                 The Registrar

                                 (TRANSLATION)

Form Bor Or Jor. 2

                            MEMORANDUM OF ASSOCIATION
                                       OF
                               Thai Romo Limited
                               -----------------
                      Registration No. Bor Khor 14226/2533

This Memorandum of Association of the Company has the following items:

1.       The name of the Company is "Thai Romo Limited."

2.       The Company's office shall be situated in Changwat Bangkok Metropolis.

3.       The Company has 11 objects as appear in Form Wor. attached hereto.

4. The liability of the Company's shareholders is severally limited to an amount not exceeding the unpaid amount on the shares held by each.

         ----------------------------------------------------------------------
         (If the directors of the Company are to have unlimited liability, such liability should be stated. If they are not, draw a line. "___"

5. The Company's Capital is fixed at Baht One Hundred Thousand (100,000), and is divided into One Thousand (1,000) shares, each of which has a par value of Baht One Hundred (100).

6. The names, residence, occupations and signatures of, and the number of shares subscribed by the 7 promoters, are as follows:

         (1) Miss Choopun Chaiprabha Occupation Lawyer Age 39 (in years),
             -----------------------            ------
         Residing at 172 Soi Tula, Tivanont Road, Tambon Tehsai, Amphoe Muang Nonthaburi, Changwat Nothaburi has subscribed 1 share(s). (Signed)______________

         (2) Miss Angela Nobthai Occupation Lawyer Age 25 (in years), Residing
             -------------------            ------
         at 600/728 Moo 8, Tambon Kukot, Amphoe Lumlukka, Pathum Thani Province
         has subscribed 1 share(s).      (Signed)________________

       (3) Mr. Adul Khokitcharlet    Occupation       Lawyer
           ----------------------                     ------
       Age 29 (in years), Residing at 35/21 Moo 11, Suanpak Road, Khwaeng Chimplee, Khet Talingchan, Bangkok Metropolis
       has subscribed   1   share(s).      (Signed)______________________

       (4) Mr. Supot Keeree          Occupation       Employee
           ----------------                           --------
       Age 36 (in years), Residing at 302/195 Moo 2, Khwaeng Thung Songhong, Khet Bang Khen, Bangkok Metropolis
       has subscribed   1   share(s).      (Signed)______________________

       (5) Miss Jariya Thitirattanapinun   Occupation:   Employee
           -----------------------------                 --------
       Age  29  (in years), Residing at 82 Soi Saen Suk, Rama IV
       Road, Khwaeng Khlong Ton, Khet Phra Khanong, Bangkok Metropolis
       has subscribed   1   share(s).      (Signed)______________________

       (6) Miss Wanee Vistvudhikul         Occupation:   Employee
           -----------------------                       --------
       Age 26 (in years), Residing at 465 Luang Road, Khwaeng Wat Thpsirin, Khet Pomprabsattrupai, Bangkok Metropolis
       has subscribed   1   share(s).      (Signed)______________________

       (7) Miss Wandee Tangsaksupan        Occupation:   Employee
           ------------------------                      --------
       Age 23 (in years), Residing at 9/5 Ngor. Moo 1, Prachasongkroh Road, Khwaeng Dindaeng, Khet Huay Khwang, Bangkok Metropolis
       has subscribed   1   share(s).      (Signed)______________________







       (Signed)______________________            Promoter requesting
                                                 Registration
                     (Miss Angela Nobthai)


===============================================================================

Page   2   of   3   pages   (Signed)______________________ Registrar
     -----    -----

Ancillary document accompanying Application No.
                                                ---------/--------

                     CERTIFICATION OF WITNESSES' SIGNATURES

I,  Miss Khwanta Leanggard            , Age   26  years, Residing at 92/54-57
Sathorn Thani 2, 19th Floor, North Sathorn Road, Khwaeng Silom, Khet Banq
Rak, Banqkok Metropolis                       and
I, Miss Navarat Wongbubpha            , Age 21 years, Residing at 92/54-57
Sathorn Thani 2, 19th Floor, North Sathorn Road, Khwaeng Silom, Khet Bang Rak, Bangkok Metropolis


HEREBY CERTIFY that all the promoters of the Company have set their hands before me.





                                   (Signed)                 Witness
                                           -----------------
                                       ( Miss Khwanta Leanggard )
                                   (Signed)                 Witness
                                           -----------------
                                       ( Miss Navarat Wongbubpha )
This memorandum of Association is made on 2 November 1990
                                       ------------------


                             AFFIX DUTY STAMP
                          Baht 200.00 for the original
                          Baht 5.00 for the duplicates




                 (Signed                              Promoter requesting
                          ----------------------------
                             ( Miss Angela Nobthai )  Registration

Page 3 of 3 pages (Signed)                                  Registrar
    ---  ---     -------------------------------------------
Ancillary document accompanying Application No.       /
                                               -------------

                             The Objects in Detail

                                       of

                               Thai Romo Limited



     The objects of this Partnership/Company are 11 in number, as follows:

GENERAL OBJECTS

(1) To carry on the business of exploring and drilling for liquefied and gaseous hydrocarbons and all kinds of petroleum oil and conduct research, alter, produce, keep, buy, transport, extract, make, liquefy, find markets, dispose of and sell all kinds of the said materials; and take all or any minerals and combine, modify and mix them, and manufacture products and all or some by-products that may be derived from the said materials or any part of the said minerals.

(2) To carry on the business of trading in liquefied and gaseous hydrocarbons and all kinds of petroleum oil as well as the by-products derived from the objects in (1), either by the Company itself or through branches or representative offices in or outside the Kingdom.

(3) To import machinery, tools and equipment for use in the production of the products in item (1).

(4) To become a partner with limited liability in a limited partnership or a shareholder in any limited company either in the country or abroad for the benefit of the Company, irrespective of whether the partnership or company has similar objects to the Company or not.

(5) To purchase, rent, let, sell with right of redemption, exchange, mortgage, pledge or acquire by any other means machinery, real estate and other immovable and movable property for use in the activities of the Company without commercial purposes.

(6) To borrow money, lend money, give commercial credit, accept debts to benefit operations in pursuit of the objects of the Company.

(7) To set up branches or representative offices either in or outside the Kingdom.

(8) To contact public bodies and officials to acquire or dispose of privileges, agreements, rights, titles, permits, rights over trade marks, industrial property, copyrights, patents, concessions or any special rights that are necessary for the operation of the Company.

(9) To file applications, hold permits and any registrations necessary or beneficial to the activities of the Company.

(10) To guarantee natural persons or juristic persons to the inclusion of guarantee of persons involved with the activities of the Company or the operations of the Company under the laws on immigration, taxation, customs, labour and other laws without commercial purposes.

(11) The Company is entitled to issue shares at a price higher than par value.

                                    (Garuda)

Serial No. 185704

                                                                 Total 4 page(s)

         This is to certify that this Photocopy is consistent with the original document which the Partnerships and Companies Registration Office, Bangkok Metropolis, received on 2nd November B.E. 2533.

                        Issued on 3rd November B.E. 2537

                               Signed and Sealed

                            (Mrs. Surat Chaimuangma)

                                 The Registrar

                                    (Garuda)

Serial No. 185707

                                                                 Total 4 page(s)

         This is to certify that this Photocopy is consistent with the original document which the Partnerships and Companies Registration Office, Bangkok Metropolis, received on 2nd November B.E. 2533.

                        Issued on 3rd November B.E. 2537

                               Signed and Sealed

                            (Mrs. Surat Chaimuangma)

                                 The Registrar